UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.    )
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12
DANA INCORPORATED
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
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Dana Incorporated

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, APRIL 22, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Dana Incorporated (the “Company”), dated March 12, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, April 22, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 9, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Dana Incorporated
Notice of Change of Location of the Annual Meeting of Shareholders
April 9, 2020

Date:          April 22, 2020

Time:          8:30 a.m., Eastern Time

Place:          Online at www.virtualshareholdermeeting.com/DAN2020

The following Notice of Change of Location of the Annual Meeting of Shareholders (the “Notice”) amends the original notice included in the Proxy Statement (the “Proxy Statement”) of Dana Incorporated (the “Company”), dated March 12, 2020.

As a result of the coronavirus outbreak (COVID-19) and the related governmental actions in response to the outbreak, as well as the well-being of our employees and shareholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of the Company has been changed. As previously announced, the Annual Meeting will be held on Wednesday, April 22, 2020 at 8:30 a.m., Eastern Time, however, the Annual Meeting will be held in a virtual meeting (audio only) format.

As stated in our previous notice and proxy materials, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on January 10, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/DAN2020, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Regardless of whether you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change to a virtual meeting (audio only) format, but may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Douglas H. Liedberg
Senior Vice President, General Counsel,
April 9, 2020	and Corporate Secretary

The Annual Meeting to be held on April 22, 2020 at 8:30am Eastern Time is available at
www.virtualshareholdermeeting.com/DAN2020.

The Proxy Statement and our 2019 Annual Report are available at www.dana.com/proxy.

IMMEDIATE

Dana Incorporated to Hold Virtual Annual Meeting of Shareholders on April 22

MAUMEE, Ohio, Apr. 12, 2020 – Dana Incorporated (NYSE: DAN) announced today that it will hold its 2020 Annual Meeting of Shareholders virtually due to the impact of the coronavirus pandemic.

The Annual Meeting will not be held in person but will instead be held in a web-based audio format on Wednesday, April 22, 2020, at 8:30 a.m., Eastern Time.

Only shareholders of record at the close of business on February 24, 2020, are entitled to attend and vote at the meeting.

The meeting will be accessible at:  www.virtualshareholdermeeting.com/DAN2020

To be admitted to the meeting, shareholders must enter their control number found in the distributed proxy materials.

During the meeting, shareholders will be able to vote and submit questions through the virtual meeting website. Shareholders may also vote in advance of the meeting at www.proxyvote.com.

Proxy materials and additional information regarding Dana Incorporated’s Annual Meeting of Shareholders are posted on the Proxy Materials section of the Dana’s Investor Relations website located at dana.com/investors

If there are any questions regarding the meeting, please contact Dana Investor Relations at investorrelations@dana.com

About Dana Incorporated
Dana is a world leader in providing power-conveyance and energy-management solutions that are engineered to improve the efficiency, performance, and sustainability of light vehicles, commercial vehicles, and off-highway equipment.  Enabling the propulsion of conventional, hybrid, and electric-powered vehicles, Dana equips its customers with critical drive and motion systems; electrodynamic technologies; and thermal, sealing, and digital solutions.

Founded in 1904, Dana employs more than 36,000 people who are committed to delivering long-term value to their customers, which include nearly every vehicle manufacturer in the world.  Based in Maumee, Ohio, USA, and with locations in 34 countries across six continents, the company reported sales of $8.6 billion in 2019.  Having established a high-performance culture that focuses on its people, the company has earned recognition around the world as a top employer.  Learn more at dana.com.

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Media Contact:	Jeff Cole
+1-419-887-3535
jeff.cole@dana.com

Investor Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

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